Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of People’s United Financial, Inc. on Form S-8 File No. 333-173469 of our report dated June 29, 2022, relating to the financial statements and financial statement schedule of The United Bank 401(K) Plan, appearing in this Annual Report on Form 11-K of The United Bank 401(K) Plan for the year ended December 31, 2021.

/s/ Pue, Chick, Leibowitz & Blezard, LLC

Vernon, Connecticut 06066

June 29, 2022